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                                                                   EXHIBIT 10.39

                           AMENDED  PLEDGE AGREEMENT


This Amended Pledge Agreement (the "Agreement") is made and entered into effective as of October 31, 1995 (the "Effective Date"), between Polyphase Corporation ("Pledgor"), and Harold Estes ("Secured Party").

                             W I T N E S S E T H :
                           -------------------------

          WHEREAS, pursuant to the terms of that one certain Stock Purchase Agreement dated November 22, 1993, as amended by amendments one through four thereto (the Stock Purchase Agreement, as amended is referred to herein as the "Stock Purchase Agreement") Pledgor has become the owner of 100,000 shares (the "Stock") of the issued and outstanding common stock, no par value of Texas Timberjack, Inc., a Texas corporation (the "Company"), which represents one hundred percent (100%) of the outstanding shares of the Company; and

          WHEREAS, pursuant to the terms of the Stock Purchase Agreement the Pledgor executed that certain Ten Million and 00/100 Dollar ($10,000,000.00) promissory note (the "Original Note") made payable to the order of the Secured Party; and

          WHEREAS, the Original Note has been modified, renewed and extended pursuant to the terms of a Renewal Promissory Note dated October 31, 1995 in the principal amount of Eleven Million Two Hundred Thousand and 00/100 Dollars ($11,200,000.00) (the "Renewal Note"); and

          WHEREAS, the Pledgor's obligations to the Secured Party have been secured pursuant to the terms of a Pledge Agreement dated as June 24, 1994 between Pledgor and Secured Party (the "Pledge Agreement"); and

          WHEREAS, it is the parties intention that the Pledge Agreement shall continue to secure the obligations of Pledgor to the Secured Party, including payment of the Renewal Note;

          NOW, THEREFORE, in consideration of the foregoing, the covenants and agreement contained herein, and for Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

          1. Section 1.2 of the Pledge Agreement is hereby amended to read in its entirely as follows:

          Section 1.2 Secured Obligations. This Agreement and the security
                      -------------------
interest herein   created secures (i) the full and punctual payment and
performance of all indebtedness, liabilities and obligations now owed or hereafter owing by Pledgor to Secured Party (the "Secured Obligations") including those under that certain promissory note executed by Pledgor in favor of Secured Party in the original principal amount of Eleven Million Two Hundred Thousand and 00/100 Dollars ($11,200,000.00) (the "Note"), as the same may be renewed, extended, modified or amended from time to time, and (ii) full and punctual
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performance of all the obligations of Pledgor to the Secured Party under the
terms of the   Stock Purchase Agreement.

          2. Except as otherwise provided herein, all terms, covenants and conditions contained in the Pledge Agreement continue in full force and effect without modification or alteration.

          Executed as of the 31st day of October, 1995.


                                  [Signature of Harold Estes
                                   appears here]
                                 ----------------------------------------
                                 Harold Estes


                                 POLYPHASE CORPORATION


                                     [Signature of Paul A. Tanner
                                      appears here]
                                 By ____________________________________
                                       Paul A. Tanner